Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

EXHIBIT 10.14

MOBILE APPLICATION DISTRIBUTION AGREEMENT

(ANDROID)

Google Inc. 1600 Amphitheatre Parkway Mountain View, CA 94043	Google SPD Rep: Jennie Ebbitt Google SPD Director: Google Sales Engineer: Lan Roche Google Legal Contact: Frank Montes

COMPANY:

	Company Contact Information:	Company Technical Contact:	Company Legal Notices to:

Attention:	Christy Wyatt	Stephen McDonnell	Head of Legal

Title:	Vice President Software Applications and Ecosystem	Global Alliance Manager, Google	Mobile Devices Business

Address, City, State, Postal Code, Country:	809 11th Ave Sunnyvale, CA, 94089	809 11th Ave Sunnyvale, CA, 94089	600 N US Highway 45 Libertyville, IL 60048

Phone:	408 541 6755	415-686-8886

Fax:

Email:	Christy@motorola.com	smcdonnell@motorola.com
Effective Date: May 1, 2009 (must be start of calendar month)
Term: Starting on the Effective Date and continuing through December 31, 2011 (inclusive)
Renewal Term: None.

This Mobile Application Distribution Agreement, including all exhibits hereto (collectively referred to as the “Agreement”), effective as of the date noted above (the “Effective Date”), is made by and between Motorola, Inc., a Delaware corporation with offices at the address noted above (“Company” or “Motorola”), and Google Inc., with offices at the address noted above (which, with its affiliates, shall be referred to herein as “Google”).

1. Definitions. The following capitalized terms shall have the meanings set forth below:

1.1 “Android” means those components of Google’s mobile phone software being delivered from time to time either under the Android License Agreement between the Parties with the Effective Date of April 22, 2008, or otherwise made available as open source software.

1.2 “Client ID” means unique alphanumeric code(s) provided by Google to Company to be used to identify Google Applications usage on Company Devices, as such Client IDs may be modified by Google from time to time in its sole discretion upon notice to Company.

1.3 “Device” means the wireless device(s) set forth in Exhibit A as may be updated by the Parties from time to time and using only the Android operating system which is enabled by Company and used by an End User to access the Service.

1.4 “End User(s)” means an end user customer of the Device.

1.5 “Final Embed Date” means the latest possible date, as determined at Company’s sole discretion, that Company can accept updated Google Applications from Google for a specific Device deployment.

1.6 “Google Applications” means the machine-readable binary code version of the Google Applications listed in Exhibit A which are provided to Company in accordance with this Agreement, and any modifications or updates to Google Applications that Google may make available to Company hereunder from time to time in its sole discretion and any modifications or updates thereto that Google makes generally available.

Confidential

(Revd. 3/09)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

1.7 “Google Mobile Branding Guidelines” means Google’s brand treatment guidelines for mobile in effect from time to time (and any content contained or referenced therein), which are located at http://www.google.com/wssynd/mobile_guidelines.html and http://www.google.com/permissions/guidelines.html (or such other URLs as may be provided by Google from time to time), together with such additional brand treatment guidelines for mobile as Google may make available to Company from time to time.

1.8 “Intellectual Property Rights” means any and all rights existing from time to time under patent law, copyright law, semiconductor chip protection law, moral rights law, trade secret law, trademark law, unfair competition law, publicity rights law, privacy rights law, and any and all other proprietary rights, as well as, any and all applications, renewals, extensions, restorations and re-instatements thereof, now or hereafter in force and effect worldwide.

1.9 “ODM” means an original device manufacturer that manufactures Motorola-branded Devices for Motorola.

1.10 “Service” means the wireless service owned and/or operated by Telecom Operator that allows End Users using a Device to access the Internet.

1.11 “Telecom Operator” a company that provides wireless service that allows End Users using a Device to access the Internet approved by Google to distribute Google Applications to End Users in the Territories.

1.12 “Territories” means the country or countries in which distribution of Google Applications is permitted under the conditions listed in Exhibit A (together with such other countries and conditions as may be added to Exhibit A from time to time upon the mutual written agreement of the parties). Distribution of Google Applications outside of the Territories is prohibited.

1.13 “Trademarks” means the trade names, trademarks, service marks, logos, domain names and other distinctive brand features of each party as owned by such party from time to time.

2. Google Applications.

2.1 License Grant.

2.1.1 Applications. Subject to the terms and conditions of this Agreement (including Section 2.7), Google hereby grants to Company a nontransferable, nonsublicensable (except Company may sublicense to affiliates, resellers, distributors, ODMs and Telecom Operators with whom Company has a written agreement and as set forth in 2.1.3 below), nonexclusive license during the Term to: (a) use, demonstrate, display and reproduce each of (and/or any total number of) the Google Applications to the extent necessary to exercise the right granted in (b) through (c), (b) distribute each of (and/or any total number of) the Google Applications for no cost directly to End Users only in the Territories via the distribution methods specified in Exhibit A, and (c) distribute each of (and/or any total number of) the Google Applications for no cost    [***]

. The pre-loading of a Device with Google Applications in each individual Territory shall be    [***]

pursuant to the applicable Launch Addendum(s), which shall be substantially similar to the example Launch Addendum set forth in Attachment 1 to Exhibit A. Additionally, where Google specifies a specific version of a Google Application to be distributed in a certain Territory on the Launch Addendum, Company shall distribute only such version within such Territory (as such versions are changed from time to time at Google’s sole discretion upon notice to Motorola and Motorola shall have reasonable time to adjust to such changes, as set forth in Section 2.3.1. It is the express intent of the parties that Company be enabled to include Google Applications on its Devices and that the parties will work in good faith and in a timely manner with each other with respect to approving the implementation of Google Application on Company’s Devices.

2.1.2 Documentation License and Documentation Dérivatives. Subject to the terms and conditions of this Agreement Google grants to Motorola a nontransferable, non-sublicensable (except as provided for herein), nonexclusive license to reproduce, and create derivative works of: (a) Google documentation for the Google Applications, which may be provided by Google to Motorola for insertion into Motorola written or electronic manuals or documentation related to the operation of a Device; and (b) Google Applications solely in the form of screen shots of Google Applications on Devices for insertion into Motorola written manuals or documentation related to the operation of Devices. Motorola shall provide Google with a copy of such Motorola documentation and screen shots, for Google’s review and written consent, which shall not be unreasonably delayed or withheld. Google shall use commercially reasonable efforts in providing comments and/or consent back to Motorola on such documentations within fifteen (15) business days of their receipt. For clarity and the avoidance of doubt, once Motorola obtains Google’s consent with regard to any particular Motorola documentation or screen shot, Motorola shall

Confidential

(Revd. 3/09)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

not need to obtain Google’s consent for such particular Motorola documentation or screen shot for future uses, and Motorola may modify such approved documentation or screen shot for purposes of internationalization or reformatting so long as any such modifications adhere to the Branding Guidelines (as such Branding Guidelines are changed from time to time at Google’s sole discretion upon notice to Motorola and Motorola shall have reasonable time to adjust to such changes); provided, however, that Motorola shall make any such modified documentation or screen shot available to Google for review upon Google’s written request.

2.1.4 Sublicensing. Notwithstanding anything herein to the contrary, (i) Motorola may sublicense the licenses granted to it by Google pursuant to Section 2.1.1 to its ODMs for manufacturing; (ii) Motorola may sublicense the documentation licenses granted to it by Google pursuant to Section 2.1.2 to its vendors and suppliers, provided that such ODMs, vendors or suppliers, as the case may be, are deemed to be and subject to the same requirements as described in Section 2.1.5 with respect to Contractors.

2.1.5 Delegation to Contractors. Except as otherwise specifically set forth in this Agreement, each party (a “Delegating Party”) may delegate the exercise and/or performance of all or a portion of its rights and/or obligations set forth in this Agreement to its Affiliates, contractors, and/or ODMs (each, a “Contractor”), provided that such Contractors are each bound in writing to an agreement with the Delegating Party where each such agreement is at least as protective of the other party (the “Non-Delegating Party”) as this Agreement (however, the parties acknowledge and agree that, except with regard to the Non-Delegating Party’s Confidential Information, such agreement may not be exactly as protective with regard to each individual aspect of this Agreement). Each Contractor may delegate the exercise and/or performance of all or a portion of its rights and/or obligations set forth in this Agreement to subcontractors, provided that such subcontractors are each bound in writing to an agreement with the Delegating Party or the applicable Contractor where each such agreement is at least as protective of the Non-Delegating Party as this Agreement (however, the parties acknowledge and agree that, except with regard to the Non-Delegating Party’s Confidential Information, such agreement may not be exactly as protective with regard to each individual aspect of this Agreement). For clarity, it is understood that any Delegating Party or any Contractor, as applicable, need not mention the Non-Delegating Party by name in any such written agreement. The Delegating Party shall indemnify the Non-Delegating Party from and against any loss, damage, liability, fees, cost and/or expense incurred by the Non-Delegating Party arising out of any delegation permitted under this Section.

2.2 License Grant Restrictions. Company shall not, and shall not allow any third party to: (a) disassemble, de-compile or otherwise reverse engineer the Google Applications or otherwise attempt to learn the source code or algorithms underlying the Google Applications; (b) create derivative works from or based on the Google Applications; (c) except as expressly set forth in this Agreement, provide, sell, license, distribute, lease, lend, or disclose the Google Applications to any third party; (d) use the Google Applications for timeshare, service bureau, or other unauthorized purposes; (e) exceed the scope of any license granted to Company hereunder; or (f) ship, divert, transship, transfer, export or re-export the Google Applications, or any component thereof, into any country or use it in any manner prohibited by any export control laws, restrictions, or regulations administered by the U.S. Commerce Department’s Bureau of Export Administration, the U.S. Department of Treasury’s Office of Foreign Assets Control or any other applicable government agency.

2.3 Delivery.

2.3.1 Applications. Upon general availability to any third party, Google shall deliver the Google Applications to Company. For the sake of clarity, the parties acknowledge and agree that Google has no obligation to develop or deliver any Google Application, and any such development is at Google’s sole discretion. If Company receives an updated version of a Google Application more than 30 days before submitting a Device to a Telecom Operator for testing, Company shall commence distribution of updated versions of Google Applications to such Telecom Operator within 30 days of receipt from Google. If Company receives an updated version of a Google Application, less than 30 days before submitting a Device to a Telecom Operator for testing but prior to commercial distribution of such Device, Company will use commercially reasonable efforts to distribute the updated version of a Google Application to the Telecom Operator. If Company cannot, after using commercially reasonable efforts, distribute the updated version of a Google Application to the Telecom Operator, then Company will cooperate with Google pursuant to Section 4.5 to update the Google Application by over-the air updates.

2.4 Form of Distribution Offering. (a) During the Term, upon Google’s approval as described in Section 4.3, Company shall make the Google Applications available to End Users on the Device as described in this Agreement. The form of any such offering shall be as set forth in this Agreement, and shall adhere to the Google Mobile Branding Guidelines. Without limiting the foregoing sentence, except for End Users as expressly set forth in this Agreement, Company shall not offer or distribute the Google Applications to any third party (except as set forth in Section 2.1). (b) Company (or any third party) shall not: (i) serve or otherwise place any advertisements during the launch process of the Google Applications; (ii) offer, download or install, or allow any third party to offer, download or install, any additional products during the launch process of the Google Applications; or (iii) preload, install or launch any Google Application (or otherwise act or fail to act) such that an End User is denied the opportunity to review and accept (or reject) the relevant Google terms of service.

Confidential

(Revd. 3/09)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

2.5 Accurate Reproduction. Company agrees that in connection with its exercise of the right granted in Section 2.1 of this Agreement, it will accurately reproduce the Google Applications (including any legal notices and marks contained therein) and will not insert into the Google Applications any viruses, worms, date bombs, time bombs, or other code that is specifically designed to cause the Google Applications to cease operating, or to damage, interrupt, allow access to or interfere with any Google Applications or End User data.

2.6 Open Devices. The parties will create an open environment for the Devices by making all Android applications and Android Application Programming Interfaces available and open on the Devices and will take no action to limit or restrict the Android platform.

2.7 Authorization to Distribute Google Applications on the Devices Based Upon Android Compatibility Testing The license to distribute Google Applications in Section 2.1 is contingent upon Motorola certifying that the Device passes the Android Compatibility Test Suite and conforms to the Android Compatibility Definition. The Android Compatibility Test Suite (the “CTS”) as defined below may change from time to time at Google’s sole discretion, however the parties agree that once a Device is approved for Launch pursuant to this Agreement (including, among other things, by virtue of having passed the then-current version of the CTS applicable to the version of Android loaded on the Device) then such Google-approved Device shall not be required to pass future versions of the CTS in order to continue to be distributed in the Google-approved Territories: a) Any additional tests or changes to CTS shall not apply to any Device(s) that passed the CTS any time prior to the implementation of any changes to the CTS have already received terminal acceptance by both parties. The final software build of Devices must pass the Compatibility Test Suite prior to Launch. For purposes of this Agreement, the CTS shall only apply to the functionality of Android and related APIs, and while CTS may require a Device to include certain functionality in order to pass (such as the ability to send and receive email) a Device will be able to pass CTS without including for distribution of any specific applications, including but not limited to Google Applications (such as a particular email application).

2.8 Privacy. To the extent that the Google Application stores, tracks or transmits user-identifiable information the Parties agree to the following:

2.8.1 Consumer Privacy Rights. The parties will post their privacy rights policies in an easily consumer-findable location and note both the existence of such policies and location in their End User License Agreement or another mutually agreed to location.

2.9 Legacy Sunset. To the extent that Google wishes to discontinue or make inoperable any Google Application previously provided hereunder, (“Discontinued Software”), Google shall provide Motorola with written notice of such Discontinued Software and shall support such Discontinued Software for          [***]         from the date such notification was received by Motorola; provided that Google makes such support for Discontinued Software generally available to third parties and further provided, however, that Google may support such Discontinued Software for a shorter period if the decision to discontinue or make inoperable such Software arises from applicable law or other factors outside of Google’s control. The parties will discuss in good faith the timing for the discontinuation of any distribution of Google Applications that are licensed pursuant to this Agreement.

2.10 Other Agreements. This Agreement will supersede any agreements between the parties or any of their respective affiliates ((including, but not limited to (a) the Master Framework Agreement, dated March 13, 2007, by and between Motorola, Inc. and Google Inc. and (b) the Directed Traffic Distribution Agreement, dated December 28, 2005 (“Directed Traffic Agreement”), by and between Motorola, Inc. and Google Inc.) regarding the Google Applications provided by Google that are distributed on Devices that run on Android, but will have no affect on any other agreements between the parties regarding other devices or other Google services or applications. Notwithstanding the foregoing, if and when the Directed Traffic Agreement is amended by the parties (or the parties agree to a new agreement)          [***]

shall apply to the Devices distributed with the Google Applications licensed hereunder contingent upon the parties’ compliance with the terms of the Directed Traffic Agreement or other agreement as applicable.

3. Device Distribution. Company agrees that it will be solely responsible for the distribution of the Devices and managing its inventory.

Confidential

(Revd. 3/09)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

4. General.

4.1 Payments.

4.1.1 Except as set forth in Section 2.10 (Other Agreements), Company and Google shall each retain any and all revenue generated from provision of their respective products or services. For the sake of clarity, except as expressly set forth in this Agreement, neither party shall be required to account to the other or otherwise make any payment to the other regarding the Google Applications, Google products or services, the Devices or any revenue generated therefrom.

4.2 Reports. The parties shall provide the reports detailed in Exhibit B.

4.3 Google Approval and Launch. The distribution of each of (and/or any total number of) the Google Applications shall be subject to Google’s prior written approval (not to be unreasonably withheld or delayed) to ensure adherence to the terms and conditions of this Agreement, including but not limited to the Google Mobile Branding Guidelines (as such Google Mobile Branding Guidelines are changed from time to time at Google’s sole discretion and Motorola shall have reasonable time to adjust to such changes).    [***]

Upon receipt of each such Google approval, Company shall promptly begin distribution and implementation in accordance with this Agreement (each, “Launch” or “Launch Date”). Company will provide written confirmation to Google of Launch promptly following the launch of any Device in each Territory. For the avoidance of doubt, each new Territory, each new Device, and each new Telecom Operator in each Territory needs to be approved by Google prior to Launch.

4.4 Implementation Requirements. The parties shall provide the materials and information listed in Exhibit C hereto. Additionally, Company shall provide any and all other information, equipment and/or assistance necessary to allow Google to deliver the Google Applications and make the Google Applications (including over-the-air updates thereto) available on the Service and the Devices.

4.5 Over-the-Air Updates.

4.5.1 Google may auto-update Google Applications over-the-air at Google’s reasonable discretion in accordance with the terms set forth in this Section 4.5.1. The parties shall work together in good faith to deliver the most up to date Google Applications on the Devices. The parties acknowledge that it is unreasonable to make any update to the Google Applications that causes a material malfunction in the Google Applications, the Devices, or the Telecom Operator’s network. Company shall not prevent such over-the-air auto-updates. Google acknowledges that in the event Company sells Devices to a Telecom Operator, such Telecom Operator may impose restrictions regarding over-the-air updates of applications, including Google Applications. Company shall, in good faith, use commercially reasonable efforts to ensure that a Telecom Operator will not preclude over-the-air updates to Google Applications.

4.6 Site Pages. Company shall not redirect an End User away from, block access to, frame, or modify or change the look or feel of any web page or web site accessed via a Google Application, or place anything on or near any web site page that in any way implies that Google is responsible for the contents of such page.

4.7 Data Collection and Reporting. Each party’s applicable privacy and security policies shall apply with respect to the user information collected by it. The parties will provide each other reasonable aggregate information about usage of the Devices during the Term, in order to help each party improve End User’s experience with the Device, consistent with each party’s privacy policies. Such information will not involve any personal information.

4.8 Mobile Service Operator Customer Restrictions. The parties acknowledge and agree that the placement and distribution obligations contained in Section 2.1 are subject to restrictions placed upon Company by its direct mobile service operator customers. However, pursuant to Section 2.1, if a Google Application is on a Device, then any such placement and distribution, including the appearance of Google Applications, shall be subject to Google’s prior written approval as set forth herein, and shall adhere to the terms and conditions of this Agreement including but not limited to the Google Mobile Branding Guidelines.

4.9 No Connectivity Notice. Where an End User launches a Device’s web browser or launches a Google Application and there is no data connectivity available, Company will ensure that such End User is presented with a message indicating lack of data connectivity.

Confidential

(Revd. 3/09)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

4.10 Points of Contact. Company and Google shall each appoint a partner manager (the “Partner Manager”) who shall be the point of contact for all issues concerning this Agreement.

5. Term and Termination.

5.1 Term. The term of this Agreement will be the “Term” set forth on the cover page of this Agreement, unless earlier terminated as provided in this Agreement.

5.2 Termination. (a) Either party may suspend performance or terminate this Agreement if (i) the other party is in material breach of the Agreement and fails to cure that breach within thirty (30) days after written notice; or (ii) the other party ceases its business operations or becomes subject to insolvency proceedings and the proceedings are not dismissed within ninety (90) days. (b) Notwithstanding the foregoing, either party may terminate this Agreement immediately upon written notice upon a breach of Sections 2.1 to 2.2 (License Grant and Restrictions), Section 2.4(b)(iii) (opportunity to review and accept Google terms of service), Section 2.5 (Accurate Reproduction), Section 6.1 (Confidentiality) or Section 7 (Trademarks), or as set forth in Section 12.4 (Change of Control). (c) Notwithstanding anything to the contrary, in the event that the government or controlling body of any country or territory in which the Google Applications are distributed or made available imposes any law, restriction or regulation that makes it illegal to distribute or make available the Google Applications, or any portion thereof, into such country or territory, or if any such law, restriction or regulation places a substantial burden on Google, where substantial is measured with respect to Google’s economic benefit relating to the promulgation of the Android platform and/or the distribution of Google Applications, as determined by Google in its commercially reasonable and good faith judgment (such substantial burden, a “Substantial Burden”) then Google shall have the right to suspend the distribution and/or availability of such Google Applications in such country or territory until such time as such law, restriction or regulation is repealed or nullified or modified such that there it is no longer illegal or a Substantial Burden, as applicable, for the Google Applications to be distributed or made available in such country or territory (“Special Suspension”).

5.3 Effect of Termination. Upon expiration or termination of this Agreement: (a) except as otherwise set forth herein, all rights and licenses granted hereunder shall immediately cease (provided that all rights granted to End Users shall not be terminated); (b) except as set forth herein, including but not limited to Section 5.4 below, Company will immediately stop reproducing, offering or distributing the Google Applications (except as set forth in Section 5.4 below); and (c) each Party shall return or destroy (and a duly appointed officer shall certify to such destruction) all copies of the Google Applications (in the case of Company) and any other Confidential Information in its possession which it is aware and to which it has access and is reasonably able to destroy or delete (which, for the avoidance of doubt, does not include archived back up copies which are not in live working use and which are no longer easily accessible or retrievable), including from all hard disks and memory. Neither party shall be liable to the other for any damages resulting solely from termination of this Agreement as permitted for under this Agreement.

5.4 Sell-Off Right. Notwithstanding the provisions of Section 5.3 above, for a period of         [***]         following expiration or termination of this Agreement (“Sell-Off Period”), Company shall have the right to distribute in accordance with the terms and conditions of this Agreement all Google Application(s) actually preloaded on the Device inventory as of the date of expiration or termination of this Agreement (“Inventory”), and such party shall have the right to use the Google Trademarks in accordance with this Agreement in connection with such Inventory (“Sell-Off Right”); provided, however, that Company shall provide no less than thirty (30) days prior written notification to Google of its intent to exercise the Sell-Off Right (“Sell-Off Right Notice”). Notwithstanding anything to the contrary, the Sell-Off Right shall not apply in the event that either (a) Company does not provide the Sell-Off Right Notice as set forth above in this Section 5.4, or (b) this Agreement (or any right granted hereunder) is suspended or terminated by Google pursuant to Section 5.2 of this Agreement. Notwithstanding anything to the contrary, Company shall not be entitled to receive any payments related to revenue share from Google upon termination or expiration of this Agreement, regardless of whether or not it chooses to utilize any Sell-Off Right.

5.5 Survival. The provisions of Sections 1 (Definitions), 2.2 (License Grant Restrictions), 5.5 (Survival), 6.1 (Confidentiality), 8 (Proprietary Rights), 9.2 (Disclaimer), 10 (Limitation of Liability), 11 (Indemnification) and 12 (General) shall survive expiration or termination of this Agreement.

6. Confidentiality and PR.

6.1 Confidentiality. (a) Definition. “Confidential Information” is information disclosed by one party to the other party under this Agreement that is marked as confidential or would normally under the circumstances be considered confidential information of the disclosing party. Confidential Information does not include information that the recipient already knew, that

Confidential

(Revd. 3/09)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

becomes public through no fault of the recipient, that was independently developed by the recipient, or that was rightfully given to the recipient by another party. (b) Confidentiality Obligations. The recipient will not disclose the Confidential Information, except to affiliates, employees, and agents who need to know it and who have agreed in writing to keep it confidential. The recipient, its affiliates, employees, and agents may use Confidential Information only to exercise rights and fulfill obligations under this agreement, while using reasonable care to protect it. The recipient may also disclose Confidential Information when required by law after giving reasonable notice to discloser.

6.2 Publicity. Each party shall make reasonable efforts to provide, for review and consent, all PR materials that mention or recite the other party, its trademarks, its products or services, or this Agreement, to such other party at least four business (4) days prior to publication or release of such PR Materials. Neither party will publish or release any PR materials or make any public announcement relating to this Agreement without the other party’s prior written consent; except to the extent such information is required to be disclosed under operation of law, by a court order, or by a governmental agency with jurisdiction, provided that the announcing party notifies the other party promptly in writing and cooperates with the other party, at the other party’s request and expense, to contest or limit the scope of such required disclosure.

7. Trademarks.

7.1 General. Each party shall own all right, title and interest, including without limitation all Intellectual Property Rights, relating to its Trademarks. Some, but not all examples of Google Trademarks are located at: http://www.google.com/permissions/trademarks.html (or such other URLs Google may provide from time to time). Except to the limited extent expressly provided in this Agreement, neither party grants, and the other party shall not acquire, any right, title or interest (including, without limitation, any implied license) in or to any Trademarks of the first party; and all rights not expressly granted herein are deemed withheld. All use by Google of Company Trademarks (including any goodwill associated therewith) shall inure to the benefit of Company and all use by Company of Google Trademarks (including any goodwill associated therewith) shall inure to the benefit of Google. No party shall challenge or assist others to challenge the Trademarks of the other party (except to protect such party’s rights with respect to its own Trademarks) or the registration thereof by the other party, nor shall either party attempt to register any Trademarks or domain names that are confusingly similar to those of the other party.

7.2 License to Google Trademarks. Subject to Google’s written approval prior to each use of a Google Trademark and to the terms and conditions of this Agreement, Google grants to Company a limited, nonexclusive and nonsublicensable license during the Term to display those Google Trademarks expressly authorized for use in this Agreement, solely for the purposes expressly set forth herein as well as for advertising and marketing the Google Applications on Devices, subject to any restrictions listed in each Launch Addendum. Notwithstanding anything to the contrary, if Motorola materially breaches the Trademark license granted herein Google may revoke the license granted herein to use Google’s Trademarks upon providing Company with written notice thereof and a reasonable period of time to cease such usage as set forth in the Sell-Off Provisions provided herein. Furthermore, in its use of any Google Trademarks, Company agrees to adhere to the Google Mobile Branding Guidelines (as such Google Mobile Branding Guidelines are changed from time to time at Google’s sole discretion and Motorola shall have reasonable time to adjust to such changes) . If Google expressly approves a use of a Google Trademark that does not comply with the Google Mobile Branding Guidelines, then Company will not be in breach of this Section 7.2.

7.2.1 Prior to any distribution of Google Applications, the appearance and Implementation (as defined below) of such Google Applications shall be subject to Google’s prior written approval (not to be unreasonably withheld or delayed). Such appearance and Implementation shall adhere to the terms and conditions of this Agreement, including but not limited to the Google Brand Guidelines. For purposes of this Agreement, an “Implementation” shall mean the combination of the screen size, resolution, orientation, type of operating system and operating system version. For clarity and avoidance of doubt, once a particular appearance and Implementation of Google Applications has been approved for a specific model of a Device, Motorola shall be permitted, without further approval from Google (except for approval of language translations with respect to the appearance of the Google Applications), to use the same appearance and substantially similar Implementation for other models of Devices that have Implementations substantially similar to the specific model of Device for which Google has granted approval with respect to appearance and Implementation. If either party discovers material problems with the appearance or Implementation of the Google Applications, the parties agree to cooperate in good faith and to use commercially reasonable efforts to remedy such material problems as soon as practicable

7.2.2 Company shall not, and shall not allow any third party to produce any consumer packaging or materials for the Device that identifies or suggests that Google is the manufacturer of the Device. In this regard, Company shall ensure that any Device packaging or user guide produced by the Company identifies Company as the manufacturer of the Device and provides contact details in the applicable Territories in which the Device is distributed.

Confidential

(Revd. 3/09)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

7.3 License to Company Trademarks. Subject to the terms and conditions of this Agreement, Company grants to Google a limited, nonexclusive and nonsublicensable license during the Term to display those Company Trademarks expressly authorized for use in this Agreement, solely for the purposes expressly set forth herein. Notwithstanding anything to the contrary, Company may revoke the license granted herein to use Company’s Trademarks upon providing Google with written notice thereof and a reasonable period of time to cease such usage.

8. Proprietary Rights. (a) Company acknowledges that, as between the parties, Google (and/or its licensors) retains all right, title and interest, including without limitation all rights in copyrights, trademarks, trade secrets, patents and knowhow, in and to the Google Applications and the Google Trademarks. Company has, and shall acquire, no rights in the foregoing except those expressly granted by this Agreement. Google shall not be restricted from selling, licensing, modifying, or otherwise distributing the Google Applications and/or the Google Trademarks to any third party. (b) Google acknowledges that, as between the parties, Company (and/or its licensors) retains all right, title and interest, including without limitation all rights in copyrights, trademarks, trade secrets, patents and know-how, in and to the Service and the Company Trademarks. Google has, and shall acquire, no rights in the foregoing except those expressly granted by this Agreement. Except as set forth in this Agreement, Company shall not be restricted from selling, licensing, modifying, or otherwise distributing the Service and/or the Company Trademarks to any third party.

9. Representations, Warranties and Disclaimer.

9.1 Representations and Warranties. Each party represents and warrants to the other that it has full power and authority to enter into this Agreement, and that the execution and delivery of this Agreement, and the performance of its obligations hereunder, will not constitute a breach or default of or otherwise violate any agreement to which such party or any of its affiliates are a party or violate any rights of any third parties arising therefrom. Company represents and warrants that it has and will maintain throughout the Term all rights, authorizations and licenses that are required with respect to the Devices and any Company content or services, and that the Devices and the Company’s content or services, and their use, distribution, sale and license, do and shall continue to comply with all applicable foreign, federal, state, and local laws, rules and regulations. Google represents and warrants that throughout the Term, it will abide by the privacy policies set forth on its website and comply with all applicable foreign, federal, state and local laws, rules and regulations.

9.2 Disclaimer. OTHER THAN THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 9.1 THE GOOGLE APPLICATIONS AND THE ANDROID PLATFORM ARE PROVIDED “AS IS” AND WITHOUT WARRANTY OF ANY KIND AND GOOGLE EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. GOOGLE DOES NOT WARRANT THAT THE APPLICATIONS AND/OR ANY OTHER GOOGLE PRODUCTS OR SERVICES PROVIDED HEREUNDER WILL MEET ALL OF COMPANY’S REQUIREMENTS OR THAT PERFORMANCE OF SUCH SERVICES WILL BE UNINTERRUPTED, VIRUS-FREE, SECURE OR ERROR-FREE. OTHER THAN THE REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 9.1, COMPANY MAKES NO WARRANTY OF ANY KIND TO GOOGLE WITH RESPECT TO THE DEVICES, AND EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

10. Limitation of Liability.

10.1 Limitations. Subject to Section 10.2: (a) Limitation on Indirect Liability. NEITHER PARTY MAY BE HELD LIABLE UNDER THIS AGREEMENT FOR ANY DAMAGES OTHER THAN DIRECT DAMAGES, EVEN IF THE PARTY IS AWARE OR SHOULD KNOW THAT SUCH DAMAGES ARE POSSIBLE AND EVEN IF DIRECT DAMAGES DO NOT SATISFY A REMEDY. (b) Limitation on Amount of Liability. NEITHER PARTY MAY BE HELD LIABLE UNDER THIS AGREEMENT FOR MORE THAN    [***]

10.2 Exceptions to Limitations. These limitations of liability do not apply to:    [***]

, Section 2.4(b)(iii) (opportunity to review and accept Google terms of service), or Section 2.5 (Accurate Reproduction).

10.3 Allocation of Risk. The parties agree that (a) the mutual agreements made in this Section 10 reflect a reasonable allocation of risk, and (b) that each party would not enter into the Agreement without these limitations on liability.

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(Revd. 3/09)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

11. Indemnification.

11.1 By Google. Google will defend, or at its option settle, any third party lawsuit or proceeding brought against Company based upon or otherwise arising out of: (a) any breach or claimed breach of the first sentence of Section 9.1;        [***]

. Notwithstanding the foregoing, in no event shall Google have any obligations or liability under this Section 11.1 arising from: (i) modifications of the Google Applications or the Google Trademarks by any party other than Google; (ii) combination of the Google Applications or the Google Trademarks with any other software or products or any other materials; and (iii) third party claims to the extent covered in Section 11.2 below). Google, in its sole and reasonable discretion, reserves the right to terminate Company’s continued distribution of or access to the Google Applications or the Google Trademarks which are alleged or believed by Google to infringe the rights of a third party. Google shall have no obligations under this Section 11.1 regarding the Android platform or any third party products distributed through the Android Market.

11.2 By Company. Company will defend, or at its option settle, any third party lawsuit or proceeding brought against Google based upon or otherwise arising out of: (a) any breach or claimed breach of Section 9.1; (b) Company’s or any third party’s improper or unauthorized replication, packaging, marketing, distribution, or installation of the Google Applications, including without limitation claims based on representations, warranties, or misrepresentations made by Company; (c) any breach or claimed breach of Section 2.4(b)(iii);    [***]

11.3 Exclusions. Notwithstanding the foregoing, the indemnifying party (“Indemnitor”) will have no obligation under this Section with respect to any infringement claim based upon (a) any unauthorized use, reproduction, or distribution of the Devices or Google Applications, as applicable, by the party seeking indemnification (“Indemnitee”) or any of its Telecom Operators,        [***]

(c) any modification of the Devices or Google Applications, as applicable, by any person other than (i) authorized modifications by Motorola, its Telecom Operators, its Contractors, and their subcontractors to Devices and (ii) Google to Google Applications,        [***]

or (f) content which was not installed by or on behalf of Indemnitor or its Telecom Operators.

11.4 Conditions of Indemnification. The party seeking indemnification must promptly notify the other party of the claim and cooperate with the other party in defending the claim. The indemnifying party has full control and authority over the defense, but the other party may join in the defense with its own counsel at its own expense. THE INDEMNITIES ABOVE ARE THE ONLY REMEDY UNDER THIS AGREEMENT FOR VIOLATION OF A THIRD PARTY’S INTELLECTUAL PROPERTY RIGHTS.

11.5 Distribution Remedy.

11.5.1 If any Google Application or Google Trademark furnished under this Agreement: (i) is held to constitute an infringement and its use enjoined;    [***]

then    [***]

, shall provide written notice indicating the affected or potentially affected Google Application, or Google Trademark        [***]        , and, at Google’s own expense and option (as relates to options (a) and (b) below), Google may: (a) procure for Motorola the right to continue using the affected or potentially affected Google Application or Google Trademark; (b) replace or modify the affected or potentially affected Google Application or Google Trademark with a functional, non-infringing, substantially equivalent version,        [***]

; or (c) terminate the affected license(s) granted under this Agreement [***]

. Notwithstanding anything to the contrary, Company shall not be entitled to receive any payments related to revenue share from Google upon termination of the affected licenses pursuant to Section 11.5.1(c) .

11.5.2 If option (b) or (c) above in Section 11.5.1 are chosen, Motorola will discontinue, as soon as is practicable but no later than        [***]         after Motorola’s receipt of Google’s notice, the manufacture of affected Devices containing the

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(Revd. 3/09)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

affected or potentially affected Google Application or Google Trademark, and any distribution of the affected or potentially affected Google Application or Google Trademark for such jurisdiction(s). [***]

For purposes of clarity, all affected Devices which have passed from Motorola’s distribution pipeline during the    [***]

For Devices and Google Applications in Motorola’s distribution pipeline [***]

11.5.3 Any continued distribution of any affected Device containing the affected or potentially affected Google Application or Google Trademark by Motorola    [***]

for any such continued Motorola use and/or distribution. [***]

11.5.4 Nothing in Section 11.5 shall affect or diminish either party’s rights under the indemnity provisions of Section 11.1 and 11.2.

12. General.

12.1 Notices. All notices must be in writing and addressed to the attention of the other party’s Legal Department and primary point of contact. Notice will be deemed given (a) when verified by written receipt if sent by personal courier, overnight courier, or mail; or (b) when verified by automated receipt or electronic logs if sent by facsimile or email.

12.2 Force Majeure. Neither party will be liable for inadequate performance to the extent caused by a condition (for example, natural disaster, act of war or terrorism, riot, labor condition, governmental action, and Internet disturbance) that was beyond the party’s reasonable control.

12.3 Assignment. The rights and obligations of each party under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of the other party; except that in the event of a party’s divestiture, spinoff, or other separation of a party’s business, the applicable party may assign its rights or obligations under this Agreement, in whole or in part, at no additional cost and without having to obtain the other party’s prior written consent. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Should a party assign the Agreement as outlined above, the assignee will assume the rights and obligations pursuant to the Agreement.

12.4 Change of Control. Upon a change of control (for example, through a stock purchase or sale, merger, or other form of corporate transaction), (a) the party experiencing the change of control will provide written notice to the other party within 30 days after the change of control, and (b) the other party may immediately terminate this Agreement any time between the change of control and 30 days after it receives the written notice in subsection (a) of this Section 12.4.

12.5 No Waiver; Severability; No Agency; No Third-Party Beneficiaries. Failure to enforce any provision will not constitute a waiver. If any provision is found unenforceable, it and any related provisions will be interpreted to best accomplish the unenforceable provision’s essential purpose. The parties are independent contractors, and this Agreement does not create an agency, partnership or joint venture. There are no third-party beneficiaries to this Agreement.

12.6 Controlling Law. This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of New York ,without giving account to its conflict of law principles. Nothing in this Agreement will limit either party’s ability to seek equitable relief.

12.7 Entire Agreement; Amendments; Counterparts. This Agreement is the parties’ entire agreement relating to its subject and supersedes any prior or contemporaneous agreements on that subject. Any amendment must be in writing and expressly state that it is amending this Agreement. The parties may execute this Agreement in counterparts, including facsimile, PDF, and other electronic copies, which taken together will constitute one instrument.

Confidential

(Revd. 3/09)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

IN WITNESS WHEREOF, the parties have executed this Agreement by persons duly authorized as of the Effective Date.

COMPANY:	GOOGLE INC.
/s/ Jeff Bulger
By	/s/ Andy Rubin
Jeff Bulger	By
Name	Andy Rubin
GCM - Embedded Software	Name
Title	Director
5/20/09	Title
Date	6/8/09
Date

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(Revd. 3/09)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

EXHIBIT A - Google Applications and Device Requirements

The following Google Applications are available to be pre-installed and distributed on Devices and the Google Applications for each Device shall be agreed upon in a Launch Addendum signed by Google.

1.	Google Applications:

•	Set-up Wizard

•	Google Phone-top Search

•	Gmail

•	Google Calendar

•	Google Talk

•	YouTube

•	Google Maps for Mobile

•	Google Street View

•	Contact Sync

•	Android Market Client (not products downloaded from Android Market)

•	Google Voice Search

•	Network Location Provider

For use of the Network Location Provider, Company shall ensure that the appropriate prompts are displayed to the End User seeking the End User’s acceptance of the terms of service and privacy policies for Network Location Provider as provided by Google. Company shall not prevent the End User from accepting the relevant terms of service prior to enabling Network Location Provider or any application making use of Network Location Provider.

2.	Devices, Territories and Telecom Operators

The Devices, Device Forecast Target Terminal Acceptance Dates, Target Launch Dates, Territories, Telecom Operator, Google Trademark, specific Google Applications, Google Trademark, and Restrictions on Google Applications shall be as set forth in separately executed addendums to this Exhibit A. Each such addendum will be in the form attached hereto as Attachment 1 (Form of Launch Addendum) (in any event, pursuant to Sections 2.1, and 4.3, initial distribution in each individual Territory shall be subject to Google’s execution of an approved, written Addendum):

In addition to the requirements set forth in the Agreement the following terms set forth in this Exhibit A shall apply to each Device and each Launch:    [***]

; (b) per the last sentence of Section 2.1 of the Agreement, where Google specifies a specific version of a Google Application to be distributed in a certain Territory, Company shall distribute only such version within such Territory; and (c) Company shall indemnify Google from and against any loss, damage, liability, fees, cost and/or expense incurred by Google arising out of or relating to breach of this Section 2 of Exhibit A. NOTWITHSTANDING ANYTHING TO THE CONTRARY, ANY PAYMENT OBLIGATIONS ARISING OUT OF THIS SECTION 2 OF EXHIBIT A SHALL NOT BE SUBJECT TO SECTION 10 OF THIS AGREEMENT.

Company understands and agrees that it shall not Actively Promote (as defined below) , and shall use commercially reasonable efforts to prevent any third party (including its affiliates, resellers, distributors and Telecom Operators) from

Confidential

(Revd. 3/09)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

Actively Promoting Google Applications or any Google services except in those Territories in which such Google Applications or services are expressly authorized by Google in this Agreement. For purposes of this Agreement, “Actively Promote” or “Actively Promoting” means the proactive promotion of a Google Application on any Device as a key value proposition of the device, including point of sale promotion, media advertising, and general consumer-focused promotion of Google Applications or Google services on any Device.

Google understands and agrees that the Launch Addendums are Confidential Information of Company and extremely sensitive information and as a result agrees that the Launch Addendums shall only be disclosed to those employees with a need to know such information for capacity planning and risk assessment and mitigation purposes.

3.	Placement Requirements: Where Google search is pre-loaded, a Google search box must be [***] , and other Google Application placement requirements to be defined by Google or otherwise mutually agreed upon by the Parties.

4.	Distribution: Company shall distribute the Google Applications via the following distribution methods (in any event, all in accordance with Section 4.3, each implementation and/or distribution of any Google Applications shall be subject to Google’s prior written approval): Company shall preload the Google Applications on the Devices as follows: After preload, an icon representing each Google Application shall appear on the Device phonetop, or as otherwise specified by the parties in a Launch Addendum.

5.	General:

a.	Preload by Company of a Google Application shall be limited to installation by Company of the Google Application, and shall not involve launch of the Google Application

b.	End User selection of an icon representing an already preloaded Google Application shall launch such Google Application.

6.	Support. Company is solely responsible for customer care and support of its users. Google will provide support for Google Applications as made generally available to users of Google Applications.[

7.	Branding. Branding on the hardware of the Devices will be determined by Company, but shall not include any Google branding or Google Trademarks, unless specifically agreed to in writing by the Parties.

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(Revd. 3/09)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

ATTACHMENT 1 TO EXHIBIT A

FORM OF LAUNCH ADDENDUM

LAUNCH ADDENDUM #

This Launch Addendum is entered under and subject to the Mobile Application Distribution Agreement effective May 1, 2009 between Motorola, Inc. (Company) and Google Inc. (Google) (the “MADA”)..

Upon execution of this Addendum, Company and Google agree to the Launch the Device as set forth below. No Launch may proceed until the both parties confirm Terminal Acceptance in writing. All Launches are subject to the terms and conditions of the MADA.

Device	Device Forecast for the Territory (first 12 months after Launch Date in the Territory) .	Target Terminal Acceptance (TA) Date	Target Launch Date	Territory	Telecom Operator	List of Google Applications	Google Trademark (if any)	Restrictions on Google Applications (e.g., No YouTube in China)
To be determined	To be determined.	To be determined.	To be determined	To be determined	To be determined	To be determined	To be determined	To be determined

Additional Terms (if any):

COMPANY:	GOOGLE INC.

By

Name	By

Title	Name

Date	Title

Date

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(Revd. 3/09)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

EXHIBIT B - Reports

Company Reports - Within the later of forty-five (45) days of the end of each calendar quarter or upon Company’s public quarterly reporting during the Term, Company shall provide the following reports:

1. Total number of Devices distributed with a preloaded version of a Google Application during such calendar quarter (by Google Application, country and Device model within each country).

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(Revd. 3/09)

Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”.

EXHIBIT C- Implementation Requirements

1. Company shall deliver to Google no less than four (4) Devices representative of Devices used by End Users for terminal acceptance as set out in Section 4.3 of this Agreement. Google may use such Devices to test the operation and presentation of relevant Google products, services and sites.

2. If at any time the Devices provided under Section 1 of Exhibit C are no longer capable of displaying the current implementation of relevant Google products, services or sites, Company will provide Google with replacement Devices as required.

3. Company will provide free access to all necessary Application Programming Interfaces (APIs) and associated data in order to allow Google to optimize the Google products and services (such as Device ID, session ID, billing API, location API (when available), and any other APIs and enablers generally offered by Company to partners).

4. Google may from time to time provide Company with an Application and tests that should be run on Devices (which may represent families of Devices) on which such Applications will be loaded to assure the operation and presentation of such Application. In such an event, Company may execute and may provide to Google the test results.

5. Company shall configure the appropriate Client ID for each Device as provided by Google.

6. Company agrees to reasonably assist Google with ongoing testing of Devices and Android applications. Google may, from time to time, provide Company with Android-based applications and tests to run on Devices (which may represent families of Devices). Company may load such Applications on Devices and may run such test in a timely manner to help assess the operation and presentation of such applications and provide the test results to Google.

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